Exhibit 99.1

EMPLOYMENT AGREEMENT EXTENSION

THIS EMPLOYMENT AGREEMENT EXTENSION (the “Extension”) is entered into as of the eighth day of September, 2010 (the “Effective Date”), by and between Tower Financial Corporation, an Indiana corporation (the “Company”) and Michael D. Cahill, a resident of Allen County, Indiana (the “Employee”).

WHEREAS, the Company wishes to extend the original employment agreement (the “Original Agreement”) dated November 23, 2009 (Exhibit A), for a term to end March 31, 2012, under the same terms and conditions as the Original Agreement and as such has so notified the Employee on August 27, 2010.

WHEREAS, the Employee wishes to be employed by the Company for the extended term, under the same terms and conditions as the Original Agreement dated November 23, 2009.

NOW, THEREFORE, for and in consideration of the foregoing recitals and of the mutual covenants and agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

1.             Term.  The term of the original agreement shall continue in full force and effect through and including March 31, 2012.

2.             Notification.  The company will be obligated to notify Employee on or prior to December 1, 2011, of its intent to either extend the Agreement for an additional term or enter into a new agreement with the Employee.

3.             Continuation of Agreement.  All the remaining terms and conditions of the Original Agreement not in conflict with this agreement shall remain in full force and effect for the Term.

IN WITNESS WHEREOF, the parties have executed this Extension as of the date first above written and agree that the effective date of the extension will be at the end of the expiration date of the original term, January 1, 2011.

TOWER FINANCIAL CORPORATION

By:	/s/: Joseph D. Ruffolo	By:	/s/: Michael D. Cahill

Its:	Chair, Compensation Committee

Date:	September 8, 2010	Date:	September 8, 2010

Exhibit A

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of the 23th day of November, 2009, by and between TOWER FINANCIAL CORPORATION, an Indiana corporation (the “Company”) and MICHAEL D. CAHILL, a resident of Allen County, Indiana (the “Employee”) and supersedes and replaces all prior employment agreements between the parties, or any amendments thereto.

WHEREAS, the Company is in the business of operating a bank and financial services holding company and, directly or through subsidiary entities, operates or may operate various banking, trust company and other permitted businesses;

WHEREAS, Company wishes to employ Employee, and Employee wishes to be employed by the Company, under the following terms and conditions,

NOW, THEREFORE, for and in consideration of the foregoing recitals and of the mutual covenants and agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

4.             Employment.  The Company hereby employs Employee, for the Term set forth in Section 3, as the Company’s President and Chief Executive Officer.  Employee agrees to accept such employment upon the terms and conditions set forth herein, and to devote his full-time, attention and best efforts to the performance of his duties, as more fully described below.

5.             Duties.  During the Term, Employee’s duties (“Duties”) shall consist of those Duties as are consistent with the position of President and Chief Executive Officer, or such other duties, for and on behalf of the Company or any of its affiliates, with executive responsibilities commensurate with a position generally similar to that described in Section 1, as may from time to time be assigned to him by the Company’s Board of Directors. Employee’s Duties also include or may include, without limitation, serving as an officer, director or employee of one or more Company subsidiaries or affiliates.

Employee agrees that any programs, financial or other products, software, systems or other intellectual property that may be developed by the Company, with or without Employee’s participation and assistance, and whether or not within the scope of Employee’s Duties hereunder, shall be deemed to constitute works for hire belonging to the Company, and, in all events, shall be and remain the Company’s exclusive property; and Employee shall not assert (and hereby relinquishes) any rights or claims therein or thereto.

6.             Term.  Subject to the provisions of Sections 3(a) through 3(c) and unless otherwise extended as provided herein, the term of this Agreement (the “Term”) shall commence on November 23, 2009 (the “Effective Date”) and shall extend through December 31, 2010.

(a)           If, prior to September 1, 2010, the Company fails to notify Employee that it wishes to either extend this Agreement for an additional period or, alternatively, enter into a new agreement with Employee, in either case, subject to Employee’s concurrence, as contemplated by Section 3(b), this Agreement will in fact terminate as specified herein, subject, however, to the Company’s obligation to pay Employee the Severance Amount described in Section 6(f).

(b)           In the event that, prior to September 1, 2010, the Company has timely notified Employee of its wish to either extend this Agreement for an additional period or, alternatively, enter into a new agreement with Employee, but on or prior to the thirtieth (30th) day after Employee’s receipt of such notification, the parties have not either extended this Agreement, by a written instrument setting forth the terms thereof, or entered into a new written employment agreement, this Agreement shall likewise be deemed to have been terminated as specified herein, subject, however, to the Company’s obligation to pay Employee the same Severance Amount described in Section 6(f).

(c)           If, during the Term, and without Cause as defined in Section 6(c), the Company terminates the Agreement, Employee will be entitled either to the Severance Amount described in Section 6(e), or, if applicable the Change in Control Payment described in Section 6(g)(i), but not both.

Following the Term, any continued employment, unless pursuant to another written employment agreement, if any, shall be on an at-will basis, subject to such terms and conditions as the parties may mutually agree in writing.

7.             Compensation.

(a)           Base Salary.  During the Term, and unless otherwise mutually agreed in writing during the Term, Employee will receive an annual base salary of $180,000 (the “Base Salary”), payable in accordance with the Company’s normal payroll practices in effect from time to time.  Such Base Salary shall be subject to periodic review, and may be increased, but not decreased, from time to time at the Board of Director’s sole discretion upon the recommendation of the Company’s Compensation Committee.

(b)           Bonus.  During the Term, and unless otherwise mutually agreed in writing, Employee will be eligible to receive a bonus at such times and in such amounts, if any, as the Company’s Board of Directors, on the recommendation of its Compensation Committee, may determine, in the exercise of its sole and exclusive discretion.  Any such bonus compensation may be either, in whole or in part, performance based, consistent with the requirements of Section 162 of the Internal Revenue Code of 1986, as amended, or discretionary, and may be based upon the provisions of any applicable incentive plan or upon the recommendation of its Compensation Committee, in recognition of Employee’s performance of his Duties in an extraordinary manner deserving of additional compensation. Nothing in this Agreement, however, shall limit the Board’s discretion to adopt, amend or terminate any performance-based or any other bonus plan.

(c)           Stock Options; Restricted Stock.  During the Term, Employee shall be eligible to participate in such other stock option, restricted stock or other equity-based incentive plans, including any plans contemplating the potential grant of incentive stock options, non-qualified stock options, restricted stock, or various other equity based awards, that may be adopted by the Company from time to time; provided, however, that nothing herein shall be deemed to entitle Employee to any specific benefit grant or award (any such grant or award to be solely discretionary with the Board, upon the recommendation of the Compensation Committee) or to limit the Board’s discretion to adopt, amend or terminate any plan or program.

(d)           Other Benefit Plans.  The Company agrees that, if otherwise eligible, Employee will be covered by or will be entitled to participate in any vacation programs, 401(k) plans or programs, disability or life insurance plans or programs, medical and/or hospitalization plans, and/or in any and all other benefit plans which may be adopted from time to time by the Company during the Term, for the general benefit of the Company’s senior executives.  Nothing herein, however, shall limit the Company’s ability to exercise the discretion provided to it under any such benefit plan, or otherwise in its discretion to adopt, amend or terminate any such benefit plan or program.

(e)           Business Expenses.  The Company shall reimburse Employee for all ordinary and necessary business-related expenses incurred by him while carrying out his employment responsibilities hereunder.  Such reimbursement shall be in accordance with the Company’s policies and practices regarding the types or amounts of business expenses for which Employee may be entitled to reimbursement hereunder, including any required pre-authorizations, and to establish policies regarding such reimbursements.

8.             Agreement to Maintain Confidentiality.

(a)           Without the Company’s prior consent, Employee shall not divulge any confidential business information, and he agrees and covenants that all confidential business information regarding the Company’s business practices and processes, its marketing plans and methods, its operations analyses and software, customer and client lists and identities, however developed or generated, as well as information concerning customer preferences and current or prospective business opportunities, its financial and budgetary information, business development ideas and strategies, and its other trade information, trade secrets, know-how, and other information regarding the Company’s affairs (“Confidential Business Information”) has been and will continue to be received and held by Employee in the strictest confidence.  Employee agrees not to divulge to any other person or use for his personal benefit or for the benefit of any other person, any such Confidential Business Information, except insofar as that person has a need to know such Confidential Business Information in the ordinary course of the Company’s business and for its benefit.  Employee further agrees that, upon expiration of the Term, or upon earlier termination of the Agreement, regardless of reason or by whom terminated, he will not exploit and will surrender to the Company any and all documents, records and rights, in whatever form, that may be in his possession or control containing any such Confidential Business Information, as well as any and all other property that may belong to the Company, including, without limitation, computer hardware and software, pagers, PDAs, Blackberries, cell phones and other electronic equipment, notes, reports, studies and all electronically stored information.

(b)           For purposes of this Agreement, information shall not be deemed to constitute “Confidential Business Information” to the extent that the information (i) is in the public domain, or hereafter becomes generally known or available outside the Company through no action or omission on the part of Employee in violation of this Agreement, (ii) is furnished to any person by the Company without restriction on disclosure, (iii) becomes known to Employee from a source other than the Company, without a breach of any obligation hereunder, (iv) is required to be disclosed by law (in which case Employee will give prompt written notice to the Company of any such required disclosure to the extent such notice would not be prohibited by law), or (v) is disclosed after written approval for disclosure has been granted by the Company.

(c)           The provisions of this Section 5 shall survive the termination of this Agreement, whether by expiration of the Term or the earlier termination of this Agreement.

9.             Termination of Employment.  For all purposes hereunder, the phrase “termination of employment” or any formulation thereof shall mean a complete separation from service as defined in IRC 409A and the regulations and guidance issued pursuant thereto.

(a)           Termination Due to Death.  Employee’s employment with the Company will automatically terminate immediately upon his death, and Employee’s estate or designated beneficiary, in addition to any life insurance benefit payable to Employee or his designated beneficiary, will be entitled to (i) any earned but unpaid Base Salary to the date of termination, (ii) in the discretion of the Board, upon the recommendation of the Compensation Committee, any pro rata bonus for the partial calendar year to the date of Employee’s death, and (iii) any unpaid vacation and unreimbursed expenses payable hereunder. Unless otherwise required, and subject to the provisions of Section 8(a), all payments shall be made within 30 days of Employee’s termination of employment, except for the pro rata bonus, which shall be paid within 2½ months of the end of the fiscal year in which the termination occurred.  Except for the foregoing payment amounts, Employee shall be entitled to no other compensation, benefits or payments.

(b)           Termination Due to Disability.  If, during the Term, Employee suffers a “Disability” as defined by one or more of the alternative definitions of disability set forth in Section 409A of the Internal Revenue Code and the guidance and regulations issued pursuant thereto, the Company, in the exercise of its sole discretion, shall be entitled to terminate Employee’s employment hereunder, immediately upon written notice to Employee of such decision, subject, however, to the payment to Employee of (i) any earned but unpaid Base Salary, (ii) any pro rata bonus for the partial calendar year to the date of such notice, and (iii) unpaid vacation and unreimbursed expenses payable hereunder. Unless otherwise required, and subject to the provisions of Section 8(a), Employee’s employment shall terminate and all payments shall be made within 30 days of Employee’s receipt of written notice of termination of employment, except for any pro rata bonus, which shall be paid within 2½ months of the end of the fiscal year in which the termination occurred. Except for the foregoing payment amounts, or any amounts payable to Employee under any Company long-term disability plan, if any, Employee shall be entitled to no other compensation, benefits or payments by reason of his disability.

(c)           Termination by Company for Cause.  During the Term, the Company shall be entitled to terminate Employee’s employment hereunder for “Cause,” as defined below, by providing written notice to Employee of such decision.  For purposes of this Agreement, Cause shall mean (i) the commission by Employee of an act of malfeasance, dishonesty, fraud or breach of trust against the Company or any of its affiliates, employees, clients or vendors resulting or intended to result in substantial gain or personal enrichment to which Employee was not legally entitled; (ii) the continued non-performance or breach by Employee of any of his material Duties or obligations hereunder, whether expressed in writing or otherwise generally understood, after a written demand by the Company for correction of such non-performance or breach is delivered to Employee, which specifically identifies the non-performance and the manner in which the Company asserts that Employee has not performed, and the continued non-performance following the expiration of thirty (30) days of his receipt of such written demand; or (iii) Employee’s indictment, conviction of or plea of guilty or no contest to any felony or any crime involving moral turpitude.

Upon termination of this Agreement for Cause, the Company shall pay Employee any earned but unpaid Base Salary to the date of termination, any earned and unpaid vacation and any unreimbursed expenses otherwise payable hereunder; provided, however, that nothing herein shall be deemed to preclude the Company from asserting a damage claim, if any, against Employee by reason of circumstances related to the termination for Cause.  All such payments shall be made within 30 days of Employee’s termination of employment.  Except for the foregoing payment amounts, Employee shall be entitled to no other compensation, benefits or payments by reason of his termination of employment for cause.

(d)           Termination by Employee During the Term.  Employee may voluntarily terminate his employment with the Company, without reason, at any time during the Term, and, if so terminated, but subject in any event to the provisions of Section 6(g)(ii) if there has been a “Change in Control,” as defined therein, he shall be entitled to (i) any earned but unpaid Base Salary to the date of termination, (ii) in the discretion of the Board, upon the recommendation of the Compensation Committee, any pro rata bonus for the partial calendar year to the date of termination, and (iii) any earned and unpaid vacation and unreimbursed expenses otherwise payable hereunder. Unless otherwise required, and subject to the provisions of Section 8(a), all payments required to be made by the reason of this Section 6(d) shall be made within 30 days of Employee’s termination of employment, except for any pro rata bonus, which, if awarded, shall be paid within 2½ months of the end of the fiscal year in which the termination occurred.  Except for the foregoing payment amounts, and, if applicable, any amounts to which Employee may be entitled under the provisions of Section 6(g), Employee shall be entitled to no other compensation, benefits or payments by reason of Employee’s voluntary termination of employment.

(e)           Termination by Company Without Cause.  If, during the Term, the Company terminates this Agreement and Employee’s employment hereunder, without Cause as defined in Section 6(c), Employee shall be entitled to receive any earned but unpaid Base Salary to the date of termination, any earned and unpaid vacation and unreimbursed expenses otherwise payable hereunder, twelve months of COBRA coverage (while employee remains eligible) paid for by the Company, and, in addition, as liquidated damages or as a severance payment (the “Severance Amount”), the greater of (i) Employee’s Base Salary, pro rated monthly, multiplied by the number of months, or portion thereof, remaining to the expiration of the Term, or (ii) twelve (12) months Base Salary, in either case payable in a lump sum, in cash and without discount, within thirty (30) days of termination, subject, in the case of the Severance Amount, however, to the following limitations:

For purposes of Sections 6(e) through 6(g), if Employee is a “Specified Employee” at the time of his separation from service, payment of the Severance Amount described in this Section 6(e), the Post-Employment Payment described in Section 6(f), or the Change in Control Payment described in Sections 6(g)(i)(A) or 6(g)(ii)(A), shall be delayed for six (6) months after the date of the separation from service, if required by Section 409A of the Internal Revenue Code and the guidance and regulations thereunder (the “Delayed Payment Period”). After such six month delay, the required lump sum Severance Amount shall promptly thereafter be paid to Employee.

The term “Specified Employee” shall mean a key employee as defined in Section 416(i) of the Internal Revenue Code, without regard to Paragraph (5) thereof, determined as of December 31 of the calendar year preceding the year in which the separation from service occurs.

In the event that, during the Delayed Payment Period, Employee is found to have been in violation of his covenants and obligations described in Section 7(a), the Company shall not be required to pay Employee such Severance Amount, Post-Employment Payment or Change in Control Payment, as the case may be. In the further event that, even after having received all or any portion of such payment, Employee is found to have been in breach of his covenants and obligations pursuant to Section 7(a), whether prior to the receipt of or after having received such payment, then the Company shall be entitled, through institution of legal proceedings, to recover such payment, from Employee, in addition to any and all other remedies to which the Company may be entitled by reason of such breach, including the remedy set forth in Section 7(b).

Furthermore, if Employee’s employment is terminated hereunder by the Company without Cause, all unvested stock options or shares of restricted stock held by Employee shall be deemed fully vested, effective as of the date of termination; provided that all vested stock options shall continue to be exercisable by Employee, subject, however, to the provisions of the particular Company plan or program pursuant to which the stock options were granted and to the terms of the actual stock option agreement and option, only during the ninety (90) day period following Employee’s separation from service.

Except for the foregoing payment amounts, and provisions regarding stock options and restricted stock, Employee shall be entitled to no other compensation, benefits or payments by reason of his termination without Cause.

(f)            Non-Extension.  If, as contemplated by the provisions of Sections 3(a) and 3(b), either the Company fails to timely notify Employee that it wishes to extend this Agreement for an additional period or, alternatively, enter into a new agreement with Employee, or even if the Company has timely so notified Employee, the parties have, nonetheless, failed to enter into an extension agreement or a new employment agreement within the time specified in Section 3(b), then, in addition to Employee’s entitlement to continue to be paid all compensation and benefits as prescribed under the provisions of Section 4 for the balance of the Term, during which time he shall continue to render services to the Company as contemplated by this Agreement, Employee shall also be entitled to receive a post-employment payment (the “Post-Employment Payment”), equal to the sum of Employee’s Base Salary, pro rated on a monthly basis, multiplied by nine (9) months, payable in a lump sum, in cash and without discount, within thirty (30) days of his separation from service, subject, however, to the Delayed Payment Period limitations described in Section 6(e), if applicable. In addition, all unvested stock options and shares of restricted stock, if any, then held by Employee shall fully vest, as of the date of separation from service; provided that all vested stock options shall be exercisable by Employee, subject in any event to the provisions of the particular Company plan or program pursuant to which the stock options were granted and to the terms of the actual stock option agreement and option, only during the ninety (90) day period following separation from service, and Employee shall also be entitled to receive twelve months of COBRA coverage (while Employee remains eligible) paid for by the Company.

(g)           Change in Control.  In the event that a change in control occurs, as defined in Section 409A of the Internal Revenue Code and the guidance and regulations issued thereunder (a “Change in Control”), then:

(i)            If, during the Term, and within three (3) months before or twelve (12) months after such a Change in Control, Employee’s employment is terminated by the Company, without Cause as defined in Section 6(c), Employee shall thereupon be entitled,

(A)           to receive a “Change in Control Payment” equal to the amount described in Section 6(e), payable in the manner and subject to the Delayed Payment Period described therein;

(B)           to receive twelve months of COBRA coverage (while employee remains eligible) paid for by the Company, and

(C)           to have all unvested stock options and shares of restricted stock, if any, then held by Employee fully vest, as of the date of separation from service; provided that all vested stock options shall be exercisable by Employee, subject in any event to the provisions of the particular Company plan or program pursuant to which the stock options were granted and to the terms of the actual stock option agreement and option, only during the ninety (90) day period following separation from service.

(ii)           If within three (3) months before or twelve (12) months after such a Change in Control, Employee’s compensation or his functional responsibilities are materially reduced, Employee may in such event, by written notice, elect to voluntarily terminate his employment, and Employee shall thereupon be entitled, in lieu of any payments to which he might otherwise be entitled by reason of the application of Section 6(d):

(A)           to receive a Change in Control Payment equal to the amount described in Section 6(e), payable in the manner and subject to the Delayed Payment Period described therein;

(B)           to receive twelve months of COBRA coverage (while employee remains eligible) paid for by the Company, and

(C)           to have all unvested stock options and shares of restricted stock, if any, then held by Employee fully vest, as of the date of separation from service; provided that all vested stock options shall be exercisable by Employee, subject in any event to the provisions of the particular Company plan or program pursuant to which the stock options were granted and to the terms of the actual stock option agreement and option, only during the ninety (90) day period following separation from service.

10.           Non-Competition and Non-Solicitation.

(a)           Non-Competition.  The Employee agrees that, during the Term, and for a period of twelve (12) months immediately following the earlier to occur of the expiration of the Term or actual termination of Employee’s employment hereunder, for whatever reason and by whomever initiated, and whether or not the Employee is entitled to continue to receive compensation hereunder, he will not, directly or indirectly, anywhere within a fifty (50) mile radius of the Allen County Courthouse in Fort Wayne, Indiana, whether as an individual or sole proprietor or as owner, partner, principal, stockholder, officer, director, manager, agent, consultant or advisor, or by or through the lending of any other form of assistance, engage in any business offering products or services the same as or competitive with the products or services that, during the Term, are (or are in the process of being) offered or supplied by the Company or its subsidiaries,.  For purposes of this restriction, which the Employee agrees is reasonable and tailored specifically to protect the legitimate business interests of the Company and its subsidiaries, while not restricting the Employee’s ability to engage in the same or similar businesses outside the restricted area, a passive investment in an enterprise that is competitive with the Company, without more, in an amount not exceeding two percent (2%) of the equity interest in such entity, shall not be deemed a violation of this provision.

(b)           Non-Solicitation.  Employee agrees that, during the Term, and for a period of twelve (12) months immediately following the earlier to occur of the expiration of the Term, or the earlier termination of Employee’s employment hereunder, for whatever reason and by whomever initiated, and whether or not Employee is entitled to continue to receive compensation hereunder, he will not, directly or indirectly (i) solicit, take away, hire, employ or endeavor to employ any person employed by the Company, or (ii) solicit, take away or attempt to take away any of the existing or prospective customers or clients, vendors or licensors of the Company or any of its subsidiaries (as of the date of expiration or actual termination of employment, whichever is later), whether for the purpose of conducting any business which directly or indirectly provides banking, financial or other services similar in nature to the services provided by the Company or any of its subsidiaries, or otherwise. As used herein, the term “prospective customers or clients” shall include persons or entities with whom the Company or its subsidiaries have been in contact within the previous twelve (12) months for the purpose of establishing or conducting a business relationship.

(c)           Specific Enforcement.

(i)             Employee acknowledges that any violation of any provision of Section 7(a) or Section 7(b) by him will cause irreparable damage to the Company, that such damage will be incapable of precise measurement, and that, as a result, the Company will not have an adequate remedy at law to redress the harm which such violation will cause.  Therefore, in the event of any violation of any provision of Section 7(a) or Section 7(b) by Employee, Employee agrees that, in addition to all other remedies that the Company or any of its subsidiaries may have at law or in equity, including the right to discontinue paying any further compensation hereunder, or the right to sue for damages, the Company shall be entitled to injunctive relief, including, without limitation, the right to obtain a temporary restraining order and a temporary injunction to restrain any such violation. In such event, the Company shall not be required to post a bond in excess of the minimum bond required under the civil rules of the court having jurisdiction over the controversy.

(ii)           In the event that a court shall find that Employee has violated any of the restrictions set forth in Section 7(a) or Section 7(b), then the period of the restrictions set forth herein shall automatically be extended by the number of days that the court determined Employee to have been in violation of such restriction.  Furthermore, in addition to any other relief to which the Company shall be entitled, the Company shall be entitled to recover from Employee its reasonable costs and attorney fees incurred by the Company in seeking enforcement of these provisions.

11.           Miscellaneous.

(a)           Special Provision Regarding Section 409A of the Internal Revenue Code. This Agreement is intended to comply with the applicable requirements of IRC Section 409A and shall be limited, construed, and interpreted in accordance with such intent (including final regulations or any other guidance). Notwithstanding anything hereunder to the contrary, any provision of the Agreement that is inconsistent with said Section 409A shall be deemed to be amended to comply with IRC Section 409A and to the extent such provision cannot be amended to comply with IRC Section 409A, such provision shall be null and void.

(b)           Other Rights.  This Agreement shall not prevent or limit Employee’s continuing or future participation in any benefit, bonus, incentive or other plans, if any, provided by the Company or any of its subsidiaries and for which Employee may qualify, nor shall this Agreement limit or otherwise affect such rights as Employee has under any other agreements with the Company or any of its subsidiaries.  Amounts which are vested benefits or which Employee is otherwise entitled to receive under the terms of any plan of the Company or any of its subsidiaries and any other payment or benefit required by law at or after termination of employment shall be payable in accordance with such plan or applicable law, except as specifically provided by this Agreement.

(c)           Entire Agreement; Amendments.  This Agreement discharges and cancels all previous and contemporaneous agreements, both written and oral, between Employee and the Company.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.  No agreements, representations or statements of any party not contained herein shall be binding on either party, and no amendment or variation of the terms and conditions of this Agreement shall be valid unless in writing and signed by both parties.

(d)           Assignability; Successors of the Company.

(i)            This Agreement and the rights and duties created hereunder shall not be assignable or delegable by Employee.  The Company may, at its option and without Employee’s consent, assign its rights and duties hereunder to any successor entity, Company affiliate or subsidiary, or any transferee of the Company’s assets.

(ii)           The Agreement will be binding upon and inure to the benefit of the Company, Employee and their respective heirs, representatives and successors.  The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.  As used in this Agreement, the term “Company” means the Company as hereinbefore defined and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

(e)           No Waiver.  No failure or delay by any party to this Agreement to enforce any rights specified hereunder shall operate as a waiver of such right, nor will any single or partial exercise of a right preclude any further or later enforcement of the same right within the period of the applicable statute of limitations.

(f)            Governing Law.  This Agreement and the performance of the parties under this Agreement shall be construed in accordance with the laws of the State of Indiana, regardless of the jurisdiction in which the action or proceeding may be commenced.

(g)           Notices.  All notices and other communications provided for or contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when delivered and received by the other party, or when sent by recognized overnight courier, or by faxed communication (with overnight delivery of a hard copy thereof) to the following addresses and/or contact numbers:

If to the Company:	Tower Financial Corporation
Attn: Richard R. Sawyer, CFO
116 East Berry Street
Fort Wayne, IN 46802

If to Employee:	Michael D. Cahill
5031 Sweetwater Plan
Fort Wayne, IN 46835

or to such other address or contact number as either party hereto will have furnished to the other in writing in accordance with this Section 8, except that such notice of change of address or contact number shall be effective only upon receipt.

(h)           Counterparts.  This Agreement may be exercised in any number of counterparts, each of which as so executed shall be deemed to be an original, and such counterparts shall together be deemed to constitute but one agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

TOWER FINANCIAL CORPORATION

By:	Michael S. Gouloff	/s: Michael D. D. Cahill
Its:	Chair – Compensation Committee	Michael D. Cahill
Date:	November 23, 2009	Date: November 23, 2009